                               Amendment No. 1 to

                          REGISTRATION RIGHTS AGREEMENT

                                  by and among


                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED,

                 AIG GLOBAL SPORTS AND ENTERTAINMENT FUND, L.P.

                                       and

                        THE OTHER INVESTORS LISTED HEREIN

                               -----------------

                          Dated as of November 21, 2003

                          REGISTRATION RIGHTS AGREEMENT

      The signatories hereto (as well as certain other Investors) entered into a Registration Rights Agreement, dated as of December 31, 2002 (the "Registration Rights Agreement") and a Stock Purchase Agreement, dated as of December 31, 2002 (the "Stock Purchase Agreement"), concerning the issuance and sale to the Investors, of shares of Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), of the Company. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement.

      WHEREAS, the signatories own the Registrable Securities set forth on Annex I attached hereto, which collectively represent all of the outstanding Registrable Securities owned by all Investor Stockholders; and

      WHEREAS, in order to facilitate the Investors' future resale of Common Stock that was acquired upon conversion of the Series C Preferred Stock, the Company expended significant internal and professional resources to expeditiously file a registration statement under the Securities Act concerning
22.6 million shares of Common Stock under SEC file number 333-110234 (the "Registration Statement").

      WHEREAS, as of the date hereof, the parties hereto entered into letter agreements of even date hereof (the "Letter Agreements").

      NOW, THEREFORE, in consideration of the Company's efforts described above, the execution of the Letter Agreements, the Company's continued efforts concerning the Registration Statement and the shares registered thereby and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the following provisions of the Registration Rights Agreement as follows (the Agreement, as so amended constituting the "Amended Agreement"):

      Section 6(b) shall be deleted in its entirety effective immediately upon verbal or written notice by members of the staff of the SEC that the Registration Statement has been declared effective under the Securities Act.

      IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended Agreement on the date first written above.


                                            PRIMUS TELECOMMUNICATIONS GROUP,
                                            INCORPORATED


                                            By:  /s/  Neil Hazard
                                                ________________________________
                                                Name: Neil Hazard
                                                Title:Chief Operating Officer

                                            AIG GLOBAL SPORTS AND
                                            ENTERTAINMENT FUND,L.P.

                                             By: AIG GSEF, L.P.,
                                                 its General Partner

                                                 By: AIG GSEF INVESTMENTS,LTD.,
                                                     its General Partner

                                            By: /s/ Peter Yu
                                                ------------------------------
                                                Name:  Peter Yu
                                                Title: Director

                                            AIG GLOBAL EMERGING MARKETS FUND,
                                            L.L.C.

                                            By: AIG Capital Management Corp.,
                                                its Managing Member

                                            By: /s/ Peter Yu
                                                -------------------------
                                                Name:  Peter Yu
                                                Title: Vice President

                                            AIG GEM PARALLEL FUND, L.P.

                                            By: AIG Capital Management Corp.,
                                                its General Partner

                                            By: /s/ Peter Yu
                                                -------------------------
                                                Name:  Peter Yu
                                                Title: Vice President


                                            DUKE HOTELS LIMITED

                                            By: /s/ Ian Buchanan
                                                -------------------------
                                                Name:  Ian Buchanan
                                                Title: Director

                                                                         ANNEX I

                           SHARE OWNERSHIP INFORMATION
            CONCERNING PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                                  COMMON STOCK

                                                                                      COMMON STOCK
                                                     COMMON SHARES                   OF THE COMPANY
                              COMMON SHARES         SUBJECT TO THE                REMAINING AFTER THE
       NAME                  OWNED OF RECORD      SPECIFIED DISPOSITION          SPECIFIED DISPOSITION
       ----                  ---------------      ---------------------          ---------------------
AIG Global Sports &          10,770,004 (1)            2,500,000                          8,270,004
Entertainment Fund,
L.P.

AIG Global Emerging           9,739,304 (1)            2,260,748                          7,478,556
Markets Fund, L.L.C.

GEM Parallel Fund,            1,030,700 (1)              239,252                            791,448
L.P.

Duke Hotels Limited           1,076,982                  500,000                            576,982


(1) Excludes additional beneficial ownership information pursuant to other shared or exclusive voting or investment power with American International Group, Inc. and its fund affiliates as disclosed in Amendment No. 1 to
Schedule 13D filed by such entities and the Holders concerning the Company's Securities on April 24, 2003.